Exhibit 99.1

Gulfport Energy Reports Third Quarter 2026 Financial and Operating Results

OKLAHOMA CITY (November 4, 2026) Gulfport Energy Corporation (NYSE: GPOR) (“Gulfport” or the “Company”) today reported financial and operating results for the three months ended September 30, 2026.

Third Quarter 2026 Results and Recent Highlights

●	Reported $96.4 million of net income and $226.5 million of adjusted EBITDA(1)

●	Generated $183.6 million of net cash provided by operating activities and $89.0 million of adjusted free cash flow(1)

●	Produced approximately 1,057.2 MMcfe per day

●	Delivered net liquids production of 23.5 MBbl per day, an increase of approximately 67% over second quarter 2026

●	Incurred $111.7 million of capital expenditures, which includes $103.5 million of operated D&C capital expenditures and $8.2 million of maintenance land and seismic investment

●	Added opportunistic discretionary acreage acquisitions totaling $46.9 million

●	Completed previously announced Ohio state land lease acquisitions totaling $83.0 million

●	Repurchased approximately 218.7 thousand shares of common stock for approximately $36.2 million during the three months ended September 30, 2026

●	Expanded stock repurchase authorization by 33% to $2.0 billion

●	Completed fall borrowing base redetermination of revolving credit facility with reaffirmed borrowing base and elected commitments of $1.1 billion

●	Signed supply agreement for 50,000 MMBtu/d supporting growing Midwest demand, bringing premium priced supply contracts to approximately 10% of forecasted net production

●	Released annual Corporate Sustainability Report, reflecting Gulfport’s continued commitment to environmental stewardship, responsible operations and sound corporate governance

Nick Dell’Osso, Gulfport’s President and CEO, commented, “Our 2026 development program gained significant momentum in the third quarter. As planned, our back-half-weighted turn-in-line schedule drove production up approximately 10% from the second quarter, led by new liquids-rich wet gas Utica pads, with liquids now representing approximately 13% of total volumes. That higher-value production mix, combined with strong realized liquids pricing and our disciplined cost structure, translated directly into stronger margins and earnings, with adjusted EBITDA and adjusted free cash flow both up meaningfully from the second quarter. We expect to continue building on that strength in the fourth quarter, keeping us on track to deliver full-year production and capital expenditures in line with our guidance.”

Dell’Osso continued, “We also continued to enhance the depth of our inventory, completing the Ohio state land acquisitions, and expect to complete our $140 million 2026 discretionary acreage acquisition program by year-end through disciplined, targeted leasing in the core of our position. As we look to 2027, we are evaluating a more continuous two-rig Appalachia development program, which we believe will drive meaningful operational efficiencies through steadier rig and crew utilization, lower our development costs, concentrate capital in our highest-return asset area and position the business for production growth beginning in 2028. This shift in capital allocation would allow Gulfport to balance reinvestment with returns to shareholders while preserving our strong balance sheet, and we look forward to sharing our full 2027 outlook in February.”

“With a high-quality, deep and concentrated asset base in the heart of Appalachia, adjacent to growing power demand in Ohio, a strong financial foundation and an expanded stock repurchase authorization, we believe we are well positioned to generate durable adjusted free cash flow and deliver meaningful value to our shareholders,” Dell’Osso concluded.

A company presentation to accompany the Gulfport earnings conference call can be accessed by clicking here.

1.	A non-GAAP financial measure. Reconciliations of these non-GAAP measures and other disclosures are provided with the supplemental financial tables available on our website at www.gulfportenergy.com.

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Operational Update

The table below summarizes Gulfport’s operated drilling and completion activity for the third quarter of 2026:

	Quarter Ended September 30, 2026
	Gross	Net	Lateral Length
Spud
Utica & Marcellus	5	4.8	19,700
SCOOP	—	—	—

Drilled
Utica & Marcellus	5	4.8	16,400
SCOOP	—	—	—

Completed
Utica & Marcellus	7	6.7	14,200
SCOOP	—	—	—

Turned-to-Sales
Utica & Marcellus	7	6.9	16,400
SCOOP	—	—	—

Gulfport’s net daily production for the third quarter of 2026 averaged 1,057.2 MMcfe per day, primarily consisting of 889.5 MMcfe per day in the Utica/Marcellus and 167.7 MMcfe per day in the SCOOP. For the third quarter of 2026, Gulfport’s net daily production mix was comprised of approximately 87% natural gas, 10% natural gas liquids (“NGL”) and 3% oil and condensate.

	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025
Production
Natural gas (Mcf/day)	916,320	987,746
Oil and condensate (Bbl/day)	6,188	6,892
NGL (Bbl/day)	17,295	15,097
Total (Mcfe/day)	1,057,217	1,119,678
Average Prices
Natural Gas:
Average price without the impact of derivatives ($/Mcf)	$2.63	$2.61
Impact from settled derivatives ($/Mcf)	$0.49	$0.34
Average price, including settled derivatives ($/Mcf)	$3.12	$2.95
Oil and condensate:
Average price without the impact of derivatives ($/Bbl)	$79.59	$58.99
Impact from settled derivatives ($/Bbl)	$(7.81)	$3.63
Average price, including settled derivatives ($/Bbl)	$71.78	$62.62
NGL:
Average price without the impact of derivatives ($/Bbl)	$35.81	$27.89
Impact from settled derivatives ($/Bbl)	$0.02	$0.21
Average price, including settled derivatives ($/Bbl)	$35.83	$28.10
Total:
Average price without the impact of derivatives ($/Mcfe)	$3.33	$3.04
Impact from settled derivatives ($/Mcfe)	$0.38	$0.33
Average price, including settled derivatives ($/Mcfe)	$3.71	$3.37
Selected operating metrics
Lease operating expenses ($/Mcfe)	$0.21	$0.20
Taxes other than income ($/Mcfe)	$0.08	$0.08
Transportation, gathering, processing and compression expense ($/Mcfe)	$1.02	$0.94
Recurring cash general and administrative expenses ($/Mcfe) (non-GAAP)	$0.14	$0.13
Interest expense ($/Mcfe)	$0.18	$0.13

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Capital Investment

Capital investment was $111.7 million (on an incurred basis) for the third quarter of 2026, of which $103.5 million related to operated drilling and completion activity and $8.2 million related to maintenance land and seismic investment. Gulfport also invested approximately $46.9 million in discretionary acreage acquisitions, $83.0 million related to the previously announced Ohio state land lease acquisitions and incurred approximately $0.9 million related to non-operated drilling and completion activities.

For the nine-month period ended September 30, 2026, capital investment was $382.0 million (on an incurred basis), of which $363.0 million related to operated drilling and completion activity and $19.0 million related to maintenance land and seismic investment. Gulfport also invested approximately $126.6 million in discretionary acreage acquisitions, $83.0 million in the Ohio state land lease acquisitions and incurred approximately $1.6 million related to non-operated drilling and completion activities. Discretionary acreage acquisition expenditures included $39.5 million associated with the completion of the prior year program and $87.1 million associated with the 2026 discretionary acreage acquisition program, which is targeting $140 million of acreage acquisitions through the end of the year.

Expanded Common Stock Repurchase Program

Gulfport’s board of directors recently expanded the Company’s stock repurchase program, authorizing the Company to repurchase up to $2.0 billion of its outstanding stock.

Gulfport repurchased approximately 218.7 thousand shares of common stock during the third quarter of 2026, totaling approximately $36.2 million. As of September 30, 2026, the Company had repurchased approximately 8.8 million shares of common stock (including the underlying shares of common stock into which the preferred stock was convertible) at a weighted-average share price of $135.84 since the program initiated in March 2022, totaling approximately $1.2 billion in aggregate. As of September 30, 2026, the Company had approximately $800 million of remaining capacity under the expanded stock repurchase program.

Financial Position and Liquidity

As of September 30, 2026, Gulfport had approximately $2.6 million of cash and cash equivalents, $419.0 million of borrowings under its revolving credit facility, $37.9 million of letters of credit outstanding and $650.0 million of outstanding 2029 senior notes.

Gulfport’s liquidity at September 30, 2026, totaled approximately $645.6 million, comprised of the $2.6 million of cash and cash equivalents and approximately $643.1 million of available borrowing capacity under its credit facility.

Credit Facility Borrowing Base Redetermination

On October 30, 2026, Gulfport completed its semi-annual borrowing base redetermination, which reaffirmed both the borrowing base and elected commitments at $1.1 billion.

Firm Sales Agreements

During the fourth quarter, Gulfport signed a firm sales agreement for 50,000 MMBtu per day beginning in 2028, supporting growing Midwest demand. Combined with a previously executed 10-year agreement for 65,000 MMBtu per day beginning in mid-2027, Gulfport has contracted approximately 10% of forecasted net production at a premium to historical realizations. Both agreements will be supplied using the Company’s existing firm transportation capacity and are priced off sales indices positioned to benefit from growing regional power demand.

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Derivatives

Gulfport enters into commodity derivative contracts on a portion of its expected future production volumes to mitigate the Company’s exposure to commodity price fluctuations. For details, please refer to the “Derivatives” section provided with the supplemental financial tables available on our website at ir.gulfportenergy.com.

2025 – 2026 Corporate Sustainability Report

Gulfport remains dedicated to responsible operations, environmental stewardship and sound corporate governance. On November 4, 2026, the Company released its 2025 – 2026 Corporate Sustainability Report, which is available in the “Sustainability” section of www.gulfportenergy.com.

Third Quarter 2026 Conference Call

Gulfport will host a teleconference and webcast to discuss its third quarter of 2026 results beginning at 10:00 a.m. ET (9:00 a.m. CT) on Thursday, November 5, 2026.

The conference call can be heard live through a link on the Gulfport website, www.gulfportenergy.com. In addition, you may participate in the conference call by dialing 866-373-3408 domestically or 412-902-1039 internationally. A replay of the conference call will be available on the Gulfport website and a telephone audio replay will be available from November 5, 2026 to November 19, 2026, by calling 877-660-6853 domestically or 201-612-7415 internationally and then entering the replay passcode 13763319.

Financial Statements and Guidance Documents

Third quarter of 2026 earnings results and supplemental information regarding quarterly data such as production volumes, pricing, financial statements and non-GAAP reconciliations are available on our website at ir.gulfportenergy.com.

Non-GAAP Disclosures

This press release includes non-GAAP financial measures. Such non-GAAP measures should not be considered as an alternative to GAAP measures. Reconciliations of these non-GAAP measures and other disclosures are provided with the supplemental financial tables available on our website at ir.gulfportenergy.com.

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About Gulfport

Gulfport is an independent natural gas-weighted exploration and production company focused on the exploration, acquisition and production of natural gas, crude oil and NGL in the United States with primary focus in the Appalachia and Anadarko basins. Our principal properties are located in eastern Ohio targeting the Utica and Marcellus formations and in central Oklahoma targeting the SCOOP Woodford and Springer formations.

Forward-Looking Statements

This press release includes “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including the expected impact of U.S. trade policy and its impact on broader economic conditions, the war in Ukraine, the conflicts in Iran, the disruptions in the Strait of Hormuz and the broader geopolitical tension in the Middle East on our business, industry and the global economy, estimated future production and net revenues from oil and gas reserves and the present value thereof, future capital expenditures (including the amount and nature thereof), share repurchases, business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of our business and operations, plans, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. Gulfport believes the expectations and forecasts reflected in the forward-looking statements are reasonable, Gulfport can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are described under “Risk Factors” in Item 1A of Gulfport’s annual report on Form 10-K for the year ended December 31, 2025 and any updates to those factors set forth in Gulfport’s subsequent quarterly reports on Form 10-Q or current reports on Form 8-K (available at https://www.gulfportenergy.com/investors/sec-filings). Gulfport undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Investors should note that Gulfport announces financial information in SEC filings, press releases and public conference calls.  Gulfport may use the “Investors” section of its website (www.gulfportenergy.com) to communicate with investors.  It is possible that the financial and other information posted there could be deemed to be material information.  The information on Gulfport’s website is not part of this filing.

Investor Contact:

Jessica Antle – Vice President, Investor Relations

jantle@gulfportenergy.com

405-252-4550

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